UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2008

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Adjustments

On March 14, 2008, the Compensation Committee of the Board of Directors of MicroStrategy Incorporated (the “Company”) approved an increase to the annual salary of Michael J. Saylor, President and Chief Executive Officer, resulting in an annual salary of $875,000 effective April 1, 2008.

On March 13, 2008, the Chief Executive Officer approved an increase to the annual salary of Paul N. Zolfaghari, Executive Vice President, Worldwide Sales and Operations, resulting in an annual salary of $300,000 effective April 1, 2008.

Determination of 2007 Bonus Award and Adoption of 2008 Bonus Formula for Chief Executive Officer

On March 14, 2008, the Compensation Committee of the Board of Directors of the Company determined a cash bonus award to Mr. Saylor in the amount of $1,819,592 with respect to his performance during the fiscal year ended December 31, 2007. The award was consistent with the terms of the bonus plan for Mr. Saylor for the fiscal year ended December 31, 2007 previously disclosed by the Company.

On March 14, 2008, the Compensation Committee also established a formula (“2008 Bonus Formula”) for determining the bonus amount with respect to Mr. Saylor’s performance during the fiscal year ending December 31, 2008. The 2008 Bonus Formula provides for a bonus payment of $400,000 for each $1.00 of diluted earnings per share of the Company for the fiscal year ending December 31, 2008. The Compensation Committee has the right to use discretion to award a cash bonus amount lower than the amount calculated using the 2008 Bonus Formula.

Announcement of Bonus Plans for Certain Other Named Executive Officers

On March 13, 2008, the Chief Executive Officer adopted a bonus plan for Arthur S. Locke, III, Executive Vice President, Finance and Chief Financial Officer, pursuant to which Mr. Locke is eligible to receive a cash bonus in April 2008 in an amount to be determined by the Chief Executive Officer up to a maximum of $25,000.

On March 13, 2008, the Chief Executive Officer adopted a bonus plan for Mr. Zolfaghari, pursuant to which Mr. Zolfaghari is eligible to receive a cash bonus in May 2008 in an amount to be determined by the Chief Executive Officer up to a maximum of $50,000.

The cash bonus awards to Messrs. Locke and Zolfaghari pursuant to these bonus plans will be determined principally on the basis of the subjective assessment of the Chief Executive Officer of the extent to which the executive officer contributed to the overall performance of the Company or a particular department of the Company for the period from January 1, 2008 to the date of the determination of the award.

On March 14, 2008, the Chief Executive Officer adopted an additional bonus plan for Mr. Zolfaghari relating to his performance for each of the quarters in the fiscal year ending December 31, 2008 and for the full 2008 fiscal year. A copy of Mr. Zolfaghari’s bonus plan for 2008 is attached as an exhibit hereto. Under this new plan, Mr. Zolfaghari is eligible to receive:

•

quarterly cash bonus awards determined as a percentage of the amount by which the quarterly contribution margin of our worldwide product licenses, support and other services revenue exceeded budgeted targets for each fiscal quarter of 2008; and

•	an annual cash bonus award determined as a percentage of the increase in the value of our maintenance contracts worldwide between the end of 2007 and the end of 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Document
99.1†	2008 Vice President Compensation Plan for Paul N. Zolfaghari.

†	Certain portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately with the Secretary of the Commission with such text pursuant to our Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	MicroStrategy Incorporated (Registrant)

	By:	/s/ MICHAEL J. SAYLOR
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1†	2008 Vice President Compensation Plan for Paul N. Zolfaghari.

†	Certain portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately with the Secretary of the Commission with such text pursuant to our Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.